Rule 10f-3 Transactions. The Board has adopted procedures for monitoring transactions subject to Rule 10f-3, which regulates transactions with affiliated underwriters. There were six affiliated underwriter transactions involving the Funds identified during the second quarter 2009. In all instances, U.S. Bancorp Investments, Inc., an affiliated underwriter, participated in the underwriting syndicate. Compliance has reviewed the transactions listed below and has determined that they were affected in compliance with the Rule 10f-3 procedures.



Transactions by Nuveen Investments, Inc.
Trade
Date

Security Description

Quantity Purchased

Percent Purchased
Purchase Price

First Available Public Price at Close

Purchasing Fund

Underwriter
from Whom
Purchased
03/31/2011
Ameristar Casinos, Inc.
7.500%
4/15/2021
2,250,000
0.281%
1,500,000 @ $99.125 & 750,000 @ $100.000
$101.000

American Income Fund
1,500,000 Wells Fargo Bank & 750,000 Cantor Fitzgerald

Underwriting Syndicate Members
Wells Fargo Securities, Deutsche Bank Securities,
BofA Merrill Lynch, J.P. Morgan, Credit Agricole CIB, Commerzbank, U.S. Bancorp Investments, Inc.
03/04/2011
Huntington Ingalls Industries, Inc.
6.875%
3/15/2018
800,000
0.133%
$100.000
$103.563

American Income Fund
Credit Suisse
Underwriting Syndicate Members

Credit Suisse, J.P. Morgan, RBS, Wells Fargo Securities, BNP Paribas, Morgan Stanley, SunTrust Robinson Humphrey, BofA Merrill Lynch,
Scotia Capital, SMBC Nikko, TD Securities, U.S. Bancorp Investments, Inc.









Transaction by U.S. Bancorp Asset Management (formerly known as FAF Advisors)


Trade
Date
Security Description

USBAM Quantity Purchased

USBAM Percent Purchased
Purchase Price

First Available Public Price at Close

Purchasing Fund

Underwriter
from Whom
Purchased
12/16/2010
Res-Care, Inc.
10.75%
1/15/2019
1,000,000
0.500%

$102.25
$102.50

First American High Income Bond Fund, American Income Fund
J.P. Morgan

Underwriting Syndicate Members

J.P. Morgan, BofA Merrill Lynch, U.S. Bancorp Investments, Inc.,
Fifth Third Securities, Inc.